Exhibit 99.1

HUDSON TECHNOLOGIES ANNOUNCES OPEN MARKET SHARE PURCHASES BY THE BOARD AND SENIOR MANAGEMENT

Woodcliff Lake, NJ – May 18, 2026– Hudson Technologies, Inc. (NASDAQ: HDSN) (“Hudson”; or “the Company”) a leading provider of innovative and sustainable refrigerant products and services to the Heating, Ventilation, Air Conditioning and Refrigeration Industry – and one of the nation’s largest refrigerant reclaimers – today announced all members of its board and certain members of senior management have increased their positions in Hudson Technologies common stock with open market stock purchase transactions.

“Hudson’s long-term potential is being realized through disciplined investment in our core business, allowing us to capitalize on the regulatory-driven scarcity of HFCs expected under the AIM act, and strengthen our leadership position in the refrigerants market. At the same time, we intend to expand our services platform to reduce seasonality and diversify our earnings profile reducing the impact of short-term refrigerant price volatility. We are committed to increased transparency and disciplined execution, and these share purchases reflect the Board’s and management’s confidence in the strength of our business, the opportunities ahead of us, and our strategy to drive sustainable growth and shareholder value,” commented Ken Gaglione, President and Chief Executive Officer of Hudson Technologies.

Lead Independent Director Rich Parrillo, commenting on Hudson’s renewed direction, stated, “Hudson is entering an exciting period of growth with strong leadership, a clear strategy, and a renewed focus on driving shareholder value.  The entire board has tremendous confidence in Ken Gaglione and our management team to execute our business plan. These purchases, by every board member, reflect the Board’s commitment to align closely with shareholders as we continue positioning Hudson for growth.”

About Hudson Technologies

Hudson Technologies, Inc. is a leading provider of innovative and sustainable refrigerant products and services to the Heating Ventilation Air Conditioning and Refrigeration industry. For nearly three decades, we have demonstrated our commitment to our customers and the environment by becoming one of the first in the United States and largest refrigerant reclaimers through multimillion dollar investments in the plants and advanced separation technology required to recover a wide variety of refrigerants and restoring them to Air-Conditioning, Heating, and Refrigeration Institute standard for reuse as certified EMERALD Refrigerants™.   The Company's products and services are primarily used in commercial air conditioning, industrial processing and refrigeration systems, and include refrigerant and industrial gas sales, refrigerant management services consisting primarily of reclamation of refrigerants and RefrigerantSide® Services performed at a customer's site, consisting of system decontamination to remove moisture, oils and other contaminants. The Company’s SmartEnergy OPS® service is a web-based real time continuous monitoring service applicable to a facility’s refrigeration systems and other energy systems. The Company’s Chiller Chemistry® and Chill Smart® services are also predictive and diagnostic service offerings. As a component of the Company’s products and services, the Company also generates carbon offset projects.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements contained herein which are not historical facts constitute forward-looking statements. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, but are not limited to, changes in the laws and regulations affecting the industry, changes in the demand and price for refrigerants (including unfavorable market conditions adversely affecting the demand for, and the price of, refrigerants), the Company's ability to source refrigerants, regulatory and economic factors, seasonality, competition, litigation, the nature of supplier or customer arrangements that become available to the Company in the future, adverse weather conditions, possible technological obsolescence of existing products and services, possible reduction in the carrying value of long-lived assets, estimates of the useful life of its assets, potential environmental liability, customer concentration, the ability to obtain financing, the ability to meet financial covenants under existing credit facilities, any delays or interruptions in bringing products and services to market, the timely availability of any requisite permits and authorizations from governmental entities and third parties as well as factors relating to doing business outside the United States, including changes in the laws, regulations, policies, and political, financial and economic conditions, including inflation, interest and currency exchange rates, of countries in which the Company may seek to conduct business, the Company’s ability to successfully integrate any assets it acquires from third parties into its operations, and other risks detailed in the Company's 10-K for the year ended December 31, 2025 and other subsequent filings with the Securities and Exchange Commission. The words "believe", "expect", "anticipate", "may", "plan", "should" and similar expressions identify forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.

Investor Relations Contact: John Nesbett/Jennifer Belodeau IMS Investor Relations (203) 972-9200 hudson@imsinvestorrelations.com	Company Contact: Brian Bertaux, CFO Hudson Technologies, Inc. (845) 735-6000 bbertaux@hudsontech.com